POWER OF ATTORNEY

   The  undersigned   officers  and  directors  of  FRANKLIN  EQUITY  FUND  (the
"Registrant") hereby appoint MARK H. PLAFKER, HARMON E. BURNS, DEBORAH R. GATZEK, KAREN L. SKIDMORE AND LEIANN NUZUM (with full power to each of them to act alone) his attorney-in-fact and agent, in all capacities, to execute, file or withdraw any of the documents referred to below relating to Post-Effective Amendments to the Registrant's registration statement on Form N-1A under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933 covering the sale of shares by the Registrant under prospectuses becoming effective after this date, including any amendment or amendments increasing or decreasing the amount of securities for which registration is being sought, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

   The undersigned officers and directors hereby execute this Power of Attorney as of this 17th day of June, 1999.


/s/Charles E. Johnson               /s/Charles B. Johnson
Charles E. Johnson,                 Charles B. Johnson,
Principal Executive Officer         Director
and Director

/s/Frank H. Abbott, III             /s/Harris J. Ashton
Frank H. Abbott, III,               Harris J. Ashton,
Director                            Director

/s/S. Joseph Fortunato              /s/Rupert H. Johnson, Jr.
S. Joseph Fortunato,                Rupert H. Johnson, Jr.,
Director                            Director

/s/Frank W.T. LaHaye                /s/Gordon S. Macklin
Frank W.T. LaHaye,                  Gordon S. Macklin,
Director                            Director

/s/R. Martin Wiskemann              /s/Martin L. Flannagan
R. Martin Wiskemann,                Martin L. Flannagan,
Director                            Principal Financial Officer

/s/Diomedes Loo-Tam
Diomedes Loo-Tam,
Principal Accounting Officer